Exhibit 99.1


                    INTERSTAR MILLENIUM SERIES 2003-1G TRUST

    Quarterly Noteholders Report Related to the November 29, 2004 Distribution

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Aggregate principal amount of each class of notes as     A2 Notes:         USD  $536,322,600.04
at the first day after the payment date occurring                          AUD  $896,381,197.57
during the collection period                             B1 Notes:         USD   $11,084,000.40
                                                                           AUD   $17,669,156.90

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Aggregate amount of interest payable on each class of    A2 Notes:         USD  $2,856,811.72
notes on the payment date                                B1 Notes:         USD     $75,826.88
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Aggregate of principal payments to be made in respect
to each class of notes on payment date being 27th        A2 Notes:         USD  $33,468,225.00
August 2004                                              B1 Notes;         USD     $691,676.65
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Income for the collection period                         AUD $18,618,188.00
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The Mortgage Principal Repayments for the Collection
Period                                                   AUD $81,000,708.00
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Expenses of the trust for the period                     AUD $15,793,446.00
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Aggregate of all redraws on the housing loans made
during the collection period                             AUD $17,952,714.00
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Interest rates (US all in) applicable for period         A2 Notes:    2.65063%
ending 27th February 2005                                B1 Notes:    3.23063%
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The Scheduled and Unscheduled payments of principal      Scheduled         AUD  $1,490,881.00
during the Collection period                             Unscheduled       AUD $79,509,827.00
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Aggregate of outstanding balances of housing loans as
at last day of collection period                        AUD $934,680,919.00
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Delinquency and Loss statistics with respect to the      Loss:            Nil
housing loans as at the last day of the collection       Delinquency:     0-29    2.17%
period                                                                    30-59   0.82%
                                                                          60+     0.78%
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